SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


  Date of Report (Date of earliest event reported)................July 8, 1997


                        SOUTH BRANCH VALLEY BANCORP, INC.
             (Exact name of registrant as specified in its charter)



         West Virginia               0-16587                   55-0672148
        ---------------              -------                   ----------
       (State of other             (Commission              (I.R.S. Employer
        jurisdiction                File Number)             Identification No.)
        of incorporation)




             310 North Main Street, Moorefield, West Virginia 26836
        -------------------------------------------------------------
         (Address of principal executive offices, including zip code)




       Registrant's telephone number, including area code (304) 538-2353
                                                          --------------

ITEM 5. OTHER EVENTS

     On July 8, 1997, South Branch Valley Bancorp, Inc. ("South Branch") executed a non- binding letter of intent (the "Letter of Intent") with Capital State Bank, Inc. ("Capital State Bank"), a state banking corporation located at 2402 Mountaineer Boulevard, South Charleston, West Virginia 25309. Under the terms of the Letter of Intent, South Branch will exchange 3.95 shares of Capital State Stock for one share of South Branch stock. South Branch anticipates a merger transaction whereby Capital State will constitute a free standing subsidiary of South Branch. The offer to exchange stock of South Branch for all of the issued and outstanding shares of Capital State is subject to the negotiation, execution and delivery of a definitive agreement that is satisfactory to each party and their respective legal counsel and approved by the respective boards of each institution.

     The offer is subject to the following customary conditions: (i) compliance with all applicable federal and state banking and securities laws and regulations and receipt of all required approval from federal and state regulatory authority; (ii) the completion by both South Branch and Capital Sate of full due diligence reviews to their individual satisfaction; (ii) receipt of a fairness opinion in a form reasonably required by Capital State to the effect that the proposed transaction is fair from a financial point of view to Capital State and its shareholders; (iv) execution of mutually agreed upon confidentiality agreements; (v) approval of the transaction by the shareholders of both South Branch and Capital State; (vi) there shall have been no material adverse change in the business or financial condition of Capital State or South Branch from that shown on their March 31, 1997 unaudited financial information;
(vii) approval of the proposal by South Branch's shareholders to increase the authorized shares to accomplish the proposed transaction; (viii) subject to approval by South Branch, Capital State will be entitled to designate three individuals to serve on the Board of Directors of South Branch, one in each of the three classes of South Branch's staggered board; and (ix) in the event South Branch forms an executive committee or other governing body of the Board of Directors during the initial terms of the directors appointed or elected pursuant to (viii) above, at least one Capital State Director shall be selected by South Branch's Chairman of the Board to serve as a member of such executive committee or other governing body. Nothing in the Letter of Intent shall be construed to impose on South Branch or the Chairman of its Board of Directors any duty to select a Capital State director so to serve after the initial term of each of the three original Capital State directors on the South Branch Board.

     A definitive agreement must be executed no later than thirty (30) days from the date of the execution of the Letter of Intent or the offer and any acceptance thereof will be null and void.



                                          SOUTH BRANCH VALLEY BANCORP, INC.


         July 9, 1997                      /s/  H. Charles Maddy, III
      -------------------             ----------------------------------
             Date                          By:   H. Charles Maddy, III
                                           Its:   President

      The original statement shall be signed by each person on whose behalf the statement is filed on his authorized representative. If the statement is signed on behalf of a person by his authorized representative (other than an executive officer or general partner of this filing person), evidence of the representative's authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference. The name and any title of each person who signs the statement shall be typed or printed beneath his signature.